EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                                     CUSIP NO. 989204 10 2

                                                                   SHARES

                                     (LOGO)

                       ADVANCED MEDICAL TECHNOLOGIES INC.

                   AUTHORIZED COMMON STOCK: 200,000,000 SHARES
                                PAR VALUE: $0.001


THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

          -SHARES OF ADVANCED MEDICAL TECHNOLOGIES INC. COMMON STOCK -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

       "David M. Luciuk"
----------------------------------
                     President

                                                       (SEAL)
         "Philip Yee"
----------------------------------
                      Secretary


                                             Countersigned Registered:
                                          NEVADA AGENCY AND TRUST COMPANY
                                        50 WEST LIBERTY STREET, SUITE 880
                                                 RENO, NEVADA, 89501

                                        By
                                           ---------------------------------
                                                  Authorized Signature